         (WASTE MANAGEMcENT LOGO)


                                                        FOR FURTHER INFORMATION:
                                                          WASTE MANAGEMENT, INC.
                                                                       ANALYSTS:
                                                                     GREG NIKKEL
                                                                    713.265.1358
                                                                          MEDIA:
                                                                  HEATHER BROWNE
                                                                    713.265.1514

                                                                      WMI #05-10


           WASTE MANAGEMENT ANNOUNCES FIRST QUARTER 2005 EARNINGS AND
             REAFFIRMS GUIDANCE ON FULL YEAR FINANCIAL PROJECTIONS

  PRICING INITIATIVES DRIVE REVENUE GROWTH FROM YIELD TO FIVE-YEAR HIGH OF 2.1%


HOUSTON - APRIL 28, 2005 - Waste Management, Inc. (NYSE: WMI) today announced financial results for its first quarter ended March 31, 2005. Revenues for the quarter were $3.04 billion as compared with $2.90 billion in the year ago period, or an increase of 4.9%. Net income for the quarter was $150 million, or $0.26 per diluted share, as compared with $152 million, or $0.26 per diluted share in the prior year period. In the 2004 quarter, net income, before considering a favorable $8 million cumulative effect of change in accounting principle, was $144 million, or $0.25 per diluted share.

Net income for the first quarter of 2005 increased 4.2% as compared with the net income for the first quarter of 2004 before considering the favorable cumulative effect of change in accounting principle in 2004. The cumulative effect of change in accounting principle in 2004 was related entirely to final implementation of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46").

"Our first quarter results reflect the strong progress we have made in improving our pricing in all of our lines of business and in our ability to control costs of maintenance, workers compensation, and salaries and wages," stated David P. Steiner, Chief Executive Officer of Waste Management. "Our performance in the quarter was right on track with our expectations and we are confident that we will achieve our 2005 financial goals."

Steiner added, "We were pleased with our internal revenue growth due to higher yield. At 2.1% for the quarter, this matches the highest level we have seen in the past five years. Yield was higher across our entire business as we saw improvements in all collection lines of business, in the three primary landfill waste streams, and across our transfer stations and waste-to-energy facilities. The revenue increase due to yield grew 2.9% if you include the favorable impact of our fuel surcharge program. As we see continued cost pressures in our operations, we will maintain our focus on increasing prices to recover those costs for the remainder of 2005 and beyond."

KEY HIGHLIGHTS FOR THE QUARTER
   o  Net cash provided by operating activities of $508 million.
   o  Free cash flow (a) of $420 million.
   o  Capital expenditures of $185 million.
   o Internal revenue growth on base business of 3.1%, with 2.1% of that from average yield and 1.0% from volume. The yield component excludes combined positive impacts of 0.9% related to higher recycling commodity prices, higher fuel surcharges and changes in electricity rates at Independent Power Production facilities.
   o Acquisitions net of divestitures contributed 0.6% to higher revenues in the quarter.
   o Price increases improved to 4.0% on our commercial customer base and to 3.2% on our total collection customer base.
   o $213 million returned to shareholders in the form of $114 million in cash dividends and $99 million in common stock repurchases.

The Company noted several items which impacted the current quarter's results:
   o A $0.05 per diluted share gain related to the divestiture of the Ridge landfill in Canada, which closed in January of 2005.
   o A $0.03 per diluted share charge to settle a lawsuit with a group of shareholders who had opted not to participate in the settlement of the class action lawsuit against us related to 1998 and 1999 activity.
   o A $0.02 per diluted share decrease in earnings related to the cost of a seven-week strike in New Jersey and accelerated expenses under our new long-term incentive plan for those employees eligible for retirement.

Steiner continued, "There were a number of other encouraging factors in our first quarter results. Net cash provided by operating activities and free cash flow were both strong for the quarter. We returned $213 million to shareholders in the form of our $0.20 per share quarterly dividend and our share repurchase program. Higher volumes also contributed 1.0% to the increase in revenues, even in light of the unusually wet weather that occurred in a number of our key markets. We also improved productivity in our commercial and industrial lines of business, which is an important component of our cost control initiatives.

"We expect the momentum of our pricing programs to carry forward through the remainder of the year. We reported today that, based on the success of our landfill pricing study during the first quarter, we will expand that study to include 23 transfer stations, plus a total of 58 landfills and transfer stations in four Market Areas. Today we also announced a seasonal price increase plan for the temporary roll-off segment of our business, similar to seasonal pricing done by other industries during periods of peak demand."

Steiner concluded, "We are confident about the outlook for our price and operational initiatives and we reaffirm our full-year financial projections which we issued on February 10th of this year. In reaffirming our earnings projection, we note that it is within the mid-to-upper end of the analysts' current range of $1.50 to $1.60 per diluted share."

--------------------------------------------------------------------------------

   (a) The Company included its free cash flow, which is a non-GAAP financial measure, herein because it believes that investors are interested in the cash produced by the Company from non-financing activities that is available for uses such as the Company's acquisition program, its share repurchase program, its scheduled debt reduction and the payment of dividends. The Company defines free cash flow as:

   o  Net cash provided by operating activities

   o  Less, capital expenditures

   o Plus, proceeds from divestitures of businesses, net of cash divested, and other sales of assets

   The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies. The Company has reconciled its free cash flow as presented herein to cash flow from operations, which is the most comparable GAAP measure, in the accompanying schedules.

The Company has scheduled an investor and analyst conference call for later this morning to discuss the results of today's earnings announcement. The information in this press release should be read in conjunction with the information on the conference call. The call will begin at 9:00 a.m. Eastern time, 8:00 a.m. Central time, and is open to the public. To listen to the conference call, which will be broadcast live over the Internet, go to the Waste Management Website at http://www.wm.com, and select "First Quarter 2005 Earnings Webcast." You may also listen to the conference call by telephone by contacting the conference call operator at (877) 710-6139, 5-10 minutes prior to the scheduled start, and asking for the "Waste Management Conference Call - Call ID 4978881." US/Canada Dial-In #: (877) 710-6139. Int'l/Local Dial-In #: (706) 643-7398. For those unable to listen to the live call, a replay will be available 24 hours a day beginning at approximately 10:00 a.m. CT April 28th through 5:00 p.m. CT on May 12th. To hear a replay of the call over the Internet, access the Waste Management Website at http://www.wm.com. To hear a telephonic replay of the call, dial (800) 642-1687 or (706) 645-9291 and enter reservation code 4978881.

Waste Management, Inc. is its industry's leading provider of comprehensive waste management and environmental services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

Certain statements contained in this press release include statements that are "forward-looking statements." Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2005 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, the Company, from time to time, provides estimates of financial and other data relating to future periods. Such estimates and other information are the Company's expectations at the point in time of issuance but may change at some future point in time. By issuing such estimates the Company has no obligation, and is not undertaking any obligation, to update such estimates or provide any other information relating to such estimates. The following are some of the risks we face:

   o the effects competition may have on our profitability or cash flows, including the negative impact to our yield on base business resulting from price roll-backs and lower than average pricing to retain and attract customers;

   o our inability to maintain or expand margins as volumes increase if we are unable to control variable costs or our fixed cost base increases;

   o increases in employee-related costs and expenses, including health care and other employee benefits such as unemployment insurance and workers' compensation, as well as the costs and expenses associated with attracting and retaining qualified personnel;

   o possible increases in expenses due to fuel price increases or fuel supply shortages;

   o the effect that fluctuating commodity prices may have on our operating revenues and expenses;

   o the general effects of a weak economy, including the resulting decreases in volumes of waste generated;

   o external factors beyond our control, such as higher interest rates and the possible inability of insurers to meet their obligations, both of which may cause increased expenses;

   o the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

   o possible changes in our estimates of site remediation requirements, final capping, closure and post-closure obligations, compliance and regulatory developments;

   o the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations;

   o our ability to obtain and maintain permits needed to operate our facilities;

   o the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

   o possible charges against earnings as a result of shut-down operations, uncompleted development or expansion projects or other events;

   o the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

   o possible diversions of management's attention and increases in operating expenses due to efforts by labor unions to organize our employees;

   o  the outcome of litigation or threatened litigation;

   o the need for additional capital if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we cannot obtain additional capital on acceptable terms if needed;

   o possible errors or problems upon implementation of new information technology systems; and

   o possible fluctuations in quarterly results of operations or adverse impacts on our results of operations as a result of the adoption of new accounting standards or interpretations.

     Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


                                      ####

                             WASTE MANAGEMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       QUARTERS ENDED MARCH 31,
                                                                       ------------------------
                                                                          2005           2004
                                                                        -------        -------
Operating revenues                                                      $ 3,038        $ 2,896
                                                                        -------        -------

Costs and expenses:
       Operating (exclusive of depreciation
          and amortization shown below)                                   2,044          1,920
       Selling, general and administrative                                  330            316
       Depreciation and amortization                                        321            325
       Asset impairments and unusual items                                  (23)            (9)
                                                                        -------        -------
                                                                          2,672          2,552
                                                                        -------        -------
Income from operations                                                      366            344
                                                                        -------        -------

Other income (expense):
       Interest expense                                                    (116)          (113)
       Interest income                                                        6              3
       Equity in net losses of unconsolidated entities                      (26)           (19)
       Minority interest                                                    (10)            (7)
       Other, net                                                            --             (2)
                                                                        -------        -------
                                                                           (146)          (138)
                                                                        -------        -------

Income before income taxes and cumulative effect of
       change in accounting principle                                       220            206
Provision for income taxes                                                   70             62
                                                                        -------        -------
Income before cumulative effect of change in accounting principle           150            144
Cumulative effect of change in accounting principle,
       net of income tax expense of $5 for 2004                              --              8
                                                                        -------        -------
Net income                                                              $   150        $   152
                                                                        =======        =======


Basic earnings per common share:
       Income before cumulative effect of change in accounting
          principle                                                     $  0.26        $  0.25
       Cumulative effect of change in accounting principle                   --           0.01
                                                                        -------        -------
       Net income                                                       $  0.26        $  0.26
                                                                        =======        =======

Diluted earnings per common share:
       Income before cumulative effect of change in accounting
          principle                                                     $  0.26        $  0.25
       Cumulative effect of change in accounting principle                   --           0.01
                                                                        -------        -------
       Net income                                                       $  0.26        $  0.26
                                                                        =======        =======

Weighted average basic common shares outstanding                          568.8          577.3
                                                                        =======        =======

Weighted average diluted common shares outstanding                        572.8          582.8
                                                                        =======        =======

Cash dividends per common share                                         $  0.20        $  0.19
                                                                        =======        =======


                                      (1)

                             WASTE MANAGEMENT, INC.
                               EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                 QUARTERS ENDED MARCH 31,
                                                                                 ------------------------
                                                                                   2005           2004
                                                                                 --------       --------
EPS CALCULATION:

Income before cumulative effect of change in accounting principle                $    150       $    144
Cumulative effect of change in accounting principle                                    --              8
                                                                                 --------       --------
Net income                                                                       $    150       $    152
                                                                                 ========       ========


Number of common shares outstanding at end of period                                568.3          579.7
   Effect of using weighted average common shares outstanding                         0.5           (2.4)
                                                                                 --------       --------
Weighted average basic common shares outstanding                                    568.8          577.3
   Dilutive effect of equity-based compensation awards, warrants
      and other contingently issuable shares                                          4.0            5.5
                                                                                 --------       --------
Weighted average diluted common shares outstanding                                  572.8          582.8
                                                                                 ========       ========

Basic earnings per common share:
   Income before cumulative effect of change in accounting principle             $   0.26       $   0.25
   Cumulative effect of change in accounting principle                                 --           0.01
                                                                                 --------       --------
   Net income                                                                    $   0.26       $   0.26
                                                                                 ========       ========

Diluted earnings per common share:
   Income before cumulative effect of change in accounting principle             $   0.26       $   0.25
   Cumulative effect of change in accounting principle                                 --           0.01
                                                                                 --------       --------
   Net income                                                                    $   0.26       $   0.26
                                                                                 ========       ========



                                      (2)

                             WASTE MANAGEMENT, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)



                                                                          MARCH 31,    DECEMBER 31,
                                                                            2005          2004
                                                                         ----------    ------------
                                                                         (UNAUDITED)
ASSETS

Current assets:
        Cash and cash equivalents                                         $   441       $   424
        Receivables, net                                                    1,834         1,949
        Other                                                                 407           446
                                                                          -------       -------
               Total current assets                                         2,682         2,819

Property and equipment, net                                                11,378        11,476
Goodwill                                                                    5,340         5,301
Other intangible assets, net                                                  157           152
Other assets                                                                1,101         1,157
                                                                          -------       -------
               Total assets                                               $20,658       $20,905
                                                                          =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Accounts payable, accrued liabilities and
           deferred revenues                                              $ 2,699       $ 2,821
        Current portion of long-term debt                                     319           384
                                                                          -------       -------
               Total current liabilities                                    3,018         3,205

Long-term debt, less current portion                                        8,067         8,182
Other liabilities                                                           3,341         3,265
                                                                          -------       -------
               Total liabilities                                           14,426        14,652

Minority interest in subsidiaries and variable interest entities              289           282
Stockholders' equity                                                        5,943         5,971
                                                                          -------       -------
               Total liabilities and stockholders' equity                 $20,658       $20,905
                                                                          =======       =======


Note: Prior year information has been reclassified to conform to 2005 presentation.

                             WASTE MANAGEMENT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                                                                  QUARTERS ENDED
                                                                                     MARCH 31,
                                                                                 ----------------
                                                                                  2005       2004
                                                                                 -----      -----
Cash flows from operating activities:
       Net income                                                                $ 150      $ 152
       Adjustments to reconcile net income to net cash
         provided by operating activities:
                         Cumulative effect of change in accounting principle        --         (8)
                         Depreciation and amortization                             321        325
                         Other                                                      26         59
                         Change in operating assets and liabilities, net of
                           effects of acquisitions and divestitures                 11        (58)
                                                                                 -----      -----
Net cash provided by operating activities                                          508        470
                                                                                 -----      -----

Cash flows from investing activities:
       Acquisitions of businesses, net of cash acquired                            (87)       (73)
       Capital expenditures                                                       (185)      (181)
       Purchases of short-term investments                                         (86)      (431)
       Proceeds from sales of short-term investments                                96         84
       Other, net                                                                  141        100
                                                                                 -----      -----
Net cash used in investing activities                                             (121)      (501)
                                                                                 -----      -----
Cash flows from financing activities:
       New borrowings                                                               --        347
       Debt repayments                                                            (118)        (9)
       Common stock repurchases                                                    (99)       (24)
       Cash dividends                                                             (114)      (109)
       Exercise of common stock options and warrants                                26         48
       Other, net                                                                  (67)       (46)
                                                                                 -----      -----
Net cash provided by (used in) financing activities                               (372)       207
                                                                                 -----      -----

Effect of exchange rate changes on cash and cash equivalents                         2         --
                                                                                 -----      -----

Increase in cash and cash equivalents                                               17        176
Cash and cash equivalents at beginning of period                                   424        217
                                                                                 -----      -----
Cash and cash equivalents at end of period                                       $ 441      $ 393
                                                                                 =====      =====

Note: Prior year information has been reclassified to conform to 2005 presentation.


                                      (4)

                             WASTE MANAGEMENT, INC.
                               SUMMARY DATA SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)
                                   (UNAUDITED)


                                                                                                      QUARTERS ENDED
                                                                                           -------------------------------------
                                                                                           MARCH 31,   DECEMBER 31,    MARCH 31,
                                                                                             2005          2004          2004
                                                                                           ---------   ------------    ---------
OPERATING REVENUES BY LINES OF BUSINESS

                       NASW:
                        Collection                                                         $ 2,057       $ 2,141       $ 1,964
                        Landfill                                                               676           762           664
                        Transfer                                                               387           422           369
                        Wheelabrator                                                           202           210           196
                        Recycling and other                                                    287           281           249
                        Intercompany                                                          (571)         (608)         (546)
                                                                                           -------       -------       -------
                                     Operating revenues                                    $ 3,038       $ 3,208       $ 2,896
                                                                                           =======       =======       =======

INTERNAL GROWTH OF OPERATING REVENUES FROM COMPARABLE PRIOR PERIODS

                       Internal growth                                                         4.0%          6.4%          3.0%
                       Less: Yield changes due to recycling commodities, electricity
                         (IPP) and fuel surcharge                                              0.9%          1.9%          1.1%
                                                                                           -------       -------       -------
                                     Adjusted internal growth                                  3.1%          4.5%          1.9%
                                                                                           =======       =======       =======

ACQUISITION SUMMARY (a)

                       Gross annualized revenue acquired                                   $    97       $    15       $    57
                                                                                           =======       =======       =======

                       Total consideration                                                 $   100       $    17       $    75
                                                                                           =======       =======       =======

                       Cash paid for acquisitions                                          $    85       $    16       $    66
                                                                                           =======       =======       =======

RECYCLING SEGMENT SUPPLEMENTAL DATA (b)

                       Operating revenues                                                  $   196       $   179       $   167
                                                                                           =======       =======       =======

                       Operating expenses (exclusive of depreciation and amortization)     $   167       $   159       $   144
                                                                                           =======       =======       =======

                                                                     QUARTERS ENDED
                                                                        MARCH 31,
                                                                    ----------------
                                                                     2005       2004
                                                                    -----      -----
FREE CASH FLOW ANALYSIS (c)

Net cash provided by operating activities                           $ 508      $ 470
Capital expenditures                                                 (185)      (181)
Proceeds from divestitures of businesses, net of
  cash divested, and other sales of assets                             97         22
                                                                    -----      -----
Free cash flow                                                      $ 420      $ 311
                                                                    =====      =====

(a) Represents amounts associated with business acquisitions consummated during the indicated periods.

(b) Information provided is after the elimination of intercompany revenues and related expenses.

(c) The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles. We continue to project full-year 2005 free cash flow to be in the range of $1.1 billion to $1.2 billion, based on estimated net cash provided by operating activities in the range of $2.25 billion to $2.35 billion, capital expenditures of between $1.25 bilion and $1.35 billion, and proceeds from divestitures, net of cash divested and other sales of assets of $125 milion to $150 million.


                                      (5)

                             WASTE MANAGEMENT, INC.
                               SUMMARY DATA SHEET
                          (DOLLAR AMOUNTS IN MILLIONS)
                                   (UNAUDITED)


                                                                               QUARTERS ENDED
                                                                  ----------------------------------------
                                                                  MARCH 31,     DECEMBER 31,     MARCH 31,
                                                                     2005           2004            2004
                                                                  ---------     ------------     ---------
BALANCE SHEET DATA

Cash and cash equivalents (a)                                     $     441      $     424       $     393
                                                                  =========      =========       =========

Debt-to-total capital ratio:
                 Long-term indebtedness, including current
                    portion                                       $   8,386      $   8,566       $   9,020
                 Total equity (a)                                     5,943          5,971           5,712
                                                                  ---------      ---------       ---------
                    Total capital                                 $  14,329      $  14,537       $  14,732
                                                                  =========      =========       =========

                 Debt-to-total capital (a)                             58.5%          58.9%           61.2%
                                                                  =========      =========       =========

Capitalized interest                                              $       3      $       6       $       4
                                                                  =========      =========       =========


OTHER OPERATIONAL DATA

Internalization of waste, based on disposal costs                      65.1%          65.0%           64.5%
                                                                  =========      =========       =========

Total landfill disposal volumes (tons in millions) (a)                 28.0           30.6            27.3
Total waste to energy disposal volumes (tons in millions) (a)           1.9            1.9             1.9
                                                                  ---------      ---------       ---------
Total disposal volumes (tons in millions)                              29.9           32.5            29.2
                                                                  =========      =========       =========

Active landfills                                                        285            286             289
                                                                  =========      =========       =========

Landfills reporting volume                                              264            264             267
                                                                  =========      =========       =========


AMORTIZATION AND SFAS NO. 143 EXPENSES FOR
  LANDFILLS INCLUDED IN OPERATING GROUPS
Non - SFAS No. 143 amortization expense                           $    87.7      $    99.5       $    86.7
Amortization expense related to SFAS No. 143 obligations (b)           14.0           (4.5)           19.6
                                                                  ---------      ---------       ---------
                 Total amortization expense                           101.7           95.0           106.3
Accretion and other related expense                                    13.1           14.2             9.8
                                                                  ---------      ---------       ---------
Landfill amortization, accretion and other related expense        $   114.8      $   109.2       $   116.1
                                                                  =========      =========       =========

(a) Prior period information has been reclassified to conform to 2005 presentation.

(b) Reflected in the quarter ended December 31, 2004 results was a $23 million reduction in landfill amortization expense. This reduction was related primarily to adjustments to our fully accrued landfill final capping obligations and was a result of fourth quarter event-driven changes as well as changes in certain estimates as a result of our annual landfill review process.


                                      (6)

                                                                       EXHIBIT 1

                             WASTE MANAGEMENT, INC.
                         ANALYSIS OF OPERATING EXPENSES

This schedule is being provided to reflect more detail regarding expense items included in operating expense categories and to disclose the current quarter reclassifications between categories to be reported in the Company's first quarter 2005 Form 10-Q filing. We are providing this information and have made these reclassifications to improve our investors' understanding of the business and with the hope it will lead to further standardization of presentation format within the solid waste industry.

OPERATING EXPENSE CATEGORIES -

                                 TRANSFER AND DISPOSAL
 LABOR AND RELATED BENEFITS              COSTS           MAINTENANCE AND REPAIRS   SUBCONTRACTOR COSTS      COST OF GOODS SOLD
------------------------------ ------------------------- ----------------------- ----------------------- ---------------------------
Salaries & wages               Disposal to landfill      Maintenance and         Primarily independent   Primarily rebates paid
Overtime                       Disposal to transfer        repairs labor           haulers who transport    to suppliers associated
Bonus                          station                   Tires                     our waste to disposal    with recycling
Safety bonus                   Disposal to other         Parts & supplies          facilities               commodities
Commissions                      facility                Lubricants                                      Costs associated with
Other compensation                                       Building maintenance                               the operation of IPP
Compensated absences                                     Third party maintenance                            facilities - wood waste,
Vacation wages                                              services                                        natural gas, oil & coal
Severance                                                Container maintenance                              and tires
Group insurance                                          Other maintenance
Employer 401k matching
Union dues
Safety program expense
Pension expense
Employee vehicle costs
Payroll tax expense
Contract labor
Other employee costs

RECLASSIFICATIONS -

    REMOVED FROM CATEGORY                           ADDED TO CATEGORY
------------------------------               ---------------------------------
Maintenance and repairs                      Maintenance and repairs labor
labor (moved to Maintenance                  (moved from Labor and related
and repairs)                                 benefits)

Workers' compensation
insurance (moved to Risk
management)

                                                                       EXHIBIT 1

                             WASTE MANAGEMENT, INC.
                         ANALYSIS OF OPERATING EXPENSES
                                   (CONTINUED)

                               DISPOSAL AND FRANCHISE        LANDFILL OPERATING COSTS   RISK MANAGEMENT
            FUEL                   FEES AND TAXES                 (NEW CATEGORY)         (NEW CATEGORY)              OTHER
----------------------------- -------------------------- ---------------------------- --------------------- ------------------------
All types of fuel - diesel,   Disposal fees & taxes      Interest accretion on asset  Workers' compensation Property taxes
   gasoline, propane,         Municipal franchise fees     retirement obligations        insurance          Rental
   LNG, CNG, methanol         Host community fees        Leachate treatment costs     Insurance & claims    Utilities
   and other fuels            Landfill fees & taxes      Landfill remediation costs                         Vehicle transportation
Fuel tax credit               Royalties                  Methane collection and                                costs
                                                           treatment                                        Environmental compliance
                                                         Other landfill site costs                          Fines & penalties
                                                                                                            License, fees & permits
                                                                                                            Market development
                                                                                                            Seminars & education
                                                                                                            Supplies
                                                                                                            Telecommunications
                                                                                                            Travel & entertainment
                                                                                                            Gain/losses from sale
                                                                                                              of assets
                                                                                                            Miscellaneous

                              ADDED TO CATEGORY                 ADDED TO CATEGORY              REMOVED FROM CATEGORY
                       --------------------------------- -------------------------------- ---------------------------------
                       Landfill operating costs (moved   Workers' compensation            Landfill operating costs (moved
                       from Other)                       insurance (moved from Labor      to Landfill operating costs)
                                                         and related benefits)

                                                         Insurance and claims (moved      Insurance and claims (moved to
                                                         from Other)                      Risk management)


                                   Page 8 of 8